Faegre Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

December 30, 2025

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 381 to

Registration Statement on Form N-1A (File No. 033-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 381 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Adara Smaller Companies Fund, Aquarius International Fund, Boston Partners Small Cap Value Fund II, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Global Equity Fund, Boston Partners Global Sustainability Fund, WPG Partners Small Cap Value Diversified Fund, WPG Partners Select Small Cap Value Fund, Campbell Systematic Macro Fund, US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF, US Treasury 3 Month Bill ETF, F/m 6-Month Investment Grade Corporate Bond ETF, F/m 9-18 Month Investment Grade Corporate Bond ETF, F/m 2-Year Investment Grade Corporate Bond ETF, F/m 3-Year Investment Grade Corporate Bond ETF, F/m 5-Year Investment Grade Corporate Bond ET, F/m 7-Year Investment Grade Corporate Bond ETF, F/m 10-Year Investment Grade Corporate Bond ETF, F/m 20-Year Investment Grade Corporate Bond ETF, F/m 30-Year Investment Grade Corporate Bond ETF, F/m 15+ Year Investment Grade Corporate Bond ETF, F/m Opportunistic Income ETF, F/m Investments Large Cap Focused Fund, Oakhurst Fixed Income Fund, F/m Emerald Life Sciences Innovation ETF, F/m Compoundr U.S. Aggregate Bond ETF, F/m Compoundr High Yield Bond ETF, F/m Compoundr U.S. Treasury 10-Year Note ETF, F/m High Yield 100 ETF, F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF, F/m Opportunistic Income ETF, F/m SMID Equity ETF, F/m Small Cap Core ETF, F/m Small Cap Growth ETF, F/m Ultrashort Treasury Inflation-Protected Security ETF, F/m Yield Curve Flattening Strategy ETF, F/m Yield Curve Steepening Strategy ETF, F/m Falling Interest Rates Strategy ETF, F/m Rising Interest Rates Strategy ETF, Free Market U.S. Equity Fund, Free Market International Equity Fund, Free Market Fixed Income Fund, Matson Money U.S. Equity VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money Fixed Income VI Fund, Motley Fool Mid-Cap Growth ETF, Motley Fool Global Opportunities ETF, Motley Fool 100 Index ETF, Motley Small-Cap Growth ETF, Motley Fool Capital Efficiency 100 Index ETF, Motley Fool Next Index ETF, Optima Strategic Credit Fund, SGI U.S. Large Cap Equity Fund, SGI U.S. Large Cap Equity VI Portfolio, SGI Global Equity Fund, SGI Prudent Fund, SGI Peak Fund, SGI Small Cap Core Fund, SGI U.S. Large Cap Core ETF, SGI Dynamic Tactical ETF, SGI Enhanced Core ETF, SGI Enhanced Global Income ETF, SGI Enhanced Market Leaders ETF, SGI Enhanced Nasdaq-100 ETF:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy Fund	RRRRR SSSSS TTTTT NNNNNN	100 million 100 million 500 million 100 million
Abbey Capital Multi Asset Fund	VVVVVV WWWWWW XXXXXX	100 million 100 million 100 million
Adara Smaller Companies Fund	UUUUU	100 million
Aquarius International Fund	UUUUUU	100 million
Boston Partners Small Cap Value Fund II	DDD EEE	100 million 100 million
Boston Partners All-Cap Value Fund	VV WW	100 million 100 million
Boston Partners Long/Short Equity Fund	III JJJ	100vvv million 100 million
Boston Partners Long/Short Research Fund	AAAAA BBBBB	100 million 750 million
Boston Partners Global Equity Fund	DDDDD	100 million
Boston Partners Global Sustainability Fund	PPPPPPP	100 million
WPG Partners Select Small Cap Value Fund	OOOOOOO	100 million
WPG Partners Small Cap Value Diversified Fund	UUU	50 million
Campbell Systematic Macro Fund	OOOOOO PPPPPP RRRRRR	100 million 300 million 100 million
Free Market Fixed Income Fund	DDDD	700 million
Free Market International Equity Fund	CCCC	700 million
Free Market U.S. Equity Fund	BBBB	700 million
F/m US Treasury 30 Year Bond ETF	SSSSSSS	100 million
F/m US Treasury 20 Year Bond ETF	TTTTTTT	100 million
F/m US Treasury 10 Year Note ETF	UUUUUUU	100 million
F/m US Treasury 7 Year Note ETF	VVVVVVV	100 million
F/m US Treasury 5 Year Note ETF	WWWWWWW	100 million
F/m US Treasury 3 Year Note ETF	XXXXXXX	100 million
F/m US Treasury 2 Year Note ETF	YYYYYYY	100 million
F/m US Treasury 12 Month Bill ETF	ZZZZZZZ	100 million
F/m US Treasury 6 Month Bill ETF	AAAAAAAA	100 million
F/m US Treasury 3 Month Bill ETF	BBBBBBBB	100 million
F/m 15+ Year Investment Grade Corporate Bond ETF	NNNNNNNN	100 million
F/m 30-Year Investment Grade Corporate Bond ETF	OOOOOOOO	100 million
F/m 20-Year Investment Grade Corporate Bond ETF	PPPPPPPP	100 million
F/m 10-Year Investment Grade Corporate Bond ETF	QQQQQQQQ	100 million
F/m 7-Year Investment Grade Corporate Bond ETF	RRRRRRRR	100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
F/m 5-Year Investment Grade Corporate Bond ETF	SSSSSSSS	100 million
F/m 3-Year Investment Grade Corporate Bond ETF	TTTTTTTT	100 million
F/m 2-Year Investment Grade Corporate Bond ETF	UUUUUUUU	100 million
F/m 9-18 Month Investment Grade Corporate Bond ETF	VVVVVVVV	100 million
F/m 6-Month Investment Grade Corporate Bond ETF	WWWWWWWW	100 million
F/m Opportunistic Income ETF	MMMMMMMM	100 million
F/m Investments Large Cap Focused Fund	KKKKKKKK LLLLLLLL	100 million 100 million
Oakhurst Fixed Income Fund	EEEEEEEE FFFFFFFF	100 million 100 million
F/m Emerald Life Sciences Innovation ETF	BBBBBBBBB	100 million
F/m Compoundr U.S. Aggregate Bond ETF	IIIIIIIIII	100 million
F/m Compoundr High Yield Bond ETF	DDDDDDDDDD	100 million
F/m Compoundr U.S. Treasury 10-Year Note ETF	GGGGGGGGGG	100 million
F/m High Yield 100 ETF	PPPPPPPPP	100 million
F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF	JJJJJJJJJ	100 million
F/m SMID Equity ETF	OOOOOOOOO	100 million
F/m Small Cap Core ETF	MMMMMMMMM	100 million
F/m Small Cap Growth ETF	NNNNNNNNN	100 million
F/m Ultrashort Treasury Inflation-Protected Security ETF	DDDDDDDDD	100 million
F/m Yield Curve Flattening Strategy ETF	FFFFFFFFF	100 million
F/m Yield Curve Steepening Strategy ETF	EEEEEEEEE	100 million
F/m Falling Interest Rates Strategy ETF	HHHHHHHHH	100 million
F/m Rising Interest Rates Strategy ETF	GGGGGGGGG	100 million
Matson Money U.S. Equity VI Portfolio	LLLLL	100 million
Matson Money International Equity VI Portfolio	MMMMM	100 million
Matson Money Fixed Income VI Portfolio	NNNNN	100 million
Motley Fool Mid-Cap Growth ETF	LLLLLLL	100 million
Motley Fool Global Opportunities ETF	KKKKKKK	100 million
Motley Fool 100 Index ETF	TTTTTT	100 million
Motley Fool Small-Cap Growth ETF	YYYYYY	100 million
Motley Fool Capital Efficiency 100 Index ETF	NNNNNNN	100 million
Motley Fool Next Index ETF	MMMMMMM	100 million
Optima Strategic Credit Fund	QQQQQQQ RRRRRRR	100 million 100 million
SGI U.S. Large Cap Equity Fund	GGGGG HHHHH ZZZZZ	100 million 100 million 100 million
SGI Global Equity Fund	OOOOO PPPPP QQQQQ	100 million 100 million 100 million
SGI Prudent Fund	EEEEEEE	100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
SGI Peak Fund	DDDDDDD	100 million
SGI Small Cap Core Fund	NNN	100 million
SGI U.S. Large Cap Core ETF	DDDDDDDD	100 million
SGI U.S. Large Cap Equity VI Portfolio	CCCCCCC	100 million
SGI Dynamic Tactical ETF	CCCCCCCC	100 million
SGI Enhanced Core ETF	YYYYYYYY	100 million
SGI Enhanced Global Income ETF	XXXXXXXX	100 million
SGI Enhanced Market Leaders ETF	CCCCCCCCC	100 million
SGI Enhanced Nasdaq-100 ETF	AAAAAAAAA	100 million

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, By-Laws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP